Exhibit 10.10

ADDENDUM N° 1

to the Commercialization Agreement

Between HERITAS S.A. and CENTRO DE DIAGNÓSTICO MÉDICO DE ALTA COMPLEJIDAD S.A.

Dated January 3, 2017

In the city of Rosario, on the 1st day of the month of October 2018, (the “Effective Date of Addendum No. 1) between:

HERITAS S.A.; a company duly organized and regularly incorporated under the laws of the Republic of Argentina, with its registered office at 210 bis Ocampo Street, Predio CCT, Rosario, represented hereby by its President, Claudio DUNAN (“Heritas”); and

CENTRO DE DIAGNÓSTICO MÉDICO DE ALTA COMPLEJIDAD S.A; a company duly organized and regularly incorporated under the laws of the Argentine Republic, with registered office at 746 Pte. Roca Street, Rosario, represented herein by its president, Fabián FAY (“Cibic” and together with Heritas, the “Parties”).

And, whereas:

I-	On January 3, 2017, the Parties entered into an agreement (the “Agreement”) whereby Heritas appointed Cibic as its exclusive agent for the commercialization of NGS (as such term is defined in the Agreement) within the territory of the Argentine Republic; and

II-	That the Parties have entered into new negotiations with a view to modifying certain aspects of the Contract; namely:

a) The possibility of updating the NGS and/or Products (as such term is defined in the Contract) listed in Annex I of the Contract to be provided by Heritas to Cibic, according to the needs of the Parties; and

b) The abolition of the commission received by Cibic as consideration, allowing Cibic to freely commercialize the NGS, taking as a reference, the price list provided by Heritas and for which it invoices monthly.

Consequently, the Parties agree to enter into this Addendum No. 1 to the Contract (the “Addendum No. 1”), which shall be subject to clauses set forth below:

FIRST: To amend Clause V (Essential Obligations of Heritas) of the Contract, which shall be worded as follows:

V- Essential obligations of Heritas. The following shall be the essential obligations of Heritas:

(i)	Comply with the Inherited Tasks agreed on point II.3. in due time and form.

(ii)	To make available to Cibic the NGS in accordance with the times and deadlines agreed upon by the Parties in the performance of the tasks set forth in item II-3.

(iii)	Provide Cibic with a price list of the NGS it markets. This price may be updated periodically or whenever Heritas deems it convenient. Variations in the price list shall be communicated to Cibic at least five (5) working days in advance. To this effect, the Parties agree that the communications sent by the e-mails denounced by the Parties shall be valid.

SECOND: To amend Clause VII (Invoicing - Commission) of the Contract, which shall be worded as follows:

VII - Invoicing

VII-1. The invoicing of the NGS (for all the tasks or phases indicated in clauses 11-2. and 11-3. herein) to patients, physicians, institutions and/or to the Health financers (Social Security and prepaid medicine companies), (jointly the “Final Consumers”) shall be in charge of Cibic.

VII- 2. Cibic shall market the NGS with the Final Consumers at the price it deems convenient, taking as reference the price list provided by Heritas, following the form provided for in clause V(III).

VII.3. Invoicing for the commercialization of the NGS Heritas to Cibic shall be made once a month with a current account scheme. Then the cancellation of the invoices will be effective 60 (sixty) days after the invoice date, by means of bank transfer to the account indicated by Heritas in due time.

VII.4. Delay. The default in the performance of the obligations assumed under Agreement shall be automatic, without the need for prior judicial or extrajudicial notice. The Parties agree that in the event of default in the payment of a sum of money in accordance with the stipulations agreed, a default interest equivalent to 10a’ (ten percent) per annum in dollars shall accrue in favor of the defaulting party from the date of default until the date of effective payment. For such purpose, the selling exchange rate of Banco Nación on the day of the invoice shall be used.

THIRD: All other terms and conditions set forth in the Contract that were not modified by this Addendum No. 1 shall remain in full force and effect and shall be valid and binding on the Parties under the terms set forth in the Contract.

FOURTH: Capitalized terms used in Addendum No. 1 shall have the meaning assigned to them in the Contract, unless a different meaning has been expressly assigned to them herein.

FIFTH: This Addendum No. 1 is accessory and complementary to the Contract.

In witness whereof with the foregoing clauses, on the Effective Date of Addendum No. 1, two (2) copies of the same tenor and to a single effect are hereby signed.

BY:	HERITAS S.A.	BY:	CENTRO DE DIAGNOSTICO MEDICO DE ALTA COMPLEJIDAD S.A.

/s/ Claudio DUNAN		/s/ Fabián FAY
Claudio DUNAN		Fabián FAY
Chairman		Presidente

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